EXHIBIT 99.3 -- Report of Management


LITTON LOAN SERVICING LP
4828 LoopCentral Drive
Houston, Texas 77081
Telephone  713 960-9676
Fax        713 966-8830





February 16,2005




	MANAGEMENT ASSERTION REPORT


As of and for the year ended December 31, 2004, Litton Loan
Servicing LP (the Company) has complied, in all material respects, with the Company's established minimum servicing standards for residential mortgage loans as set forth in Appendix I (the "Standards"). The Standards are based on the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, Litton Loan Servicing LP had in effect a fidelity bond in the amount of $40,000,000 and an errors and omissions policy in the amount of $40,000,000.



/s/ Larry B. Litton, Sr.
Larry B. Litton, Sr., President & CEO

/s/ Larry B. Litton, Jr.
Larry B. Litton, Jr., Chief Operating Officer



APPENDIX I

MINIMUM SERVICING STANDARDS AS SET FORTH IN THE MORTGAGE BANKERS
ASSOCIATION OF AMERICA'S UNIFORM SINGLE ATTESTATION PROGRAM FOR
MORTGAGE BANKERS

CUSTODIAL BANK ACCOUNTS
1.	Reconciliations shall be prepared on a monthly basis for all custodial
	bank accounts and related bank clearing accounts. These reconciliations shall:
		-	be mathematically accurate;
		-	be prepared within forty-five (45) calendar days after the cutoff date;
		-	be reviewed and approved by someone other than the person who prepared the
			reconciliation; and
		-	document explanations for reconciling items. These reconciling items
			shall be resolved within ninety (90) calendar days of their original
			identification.

2.	Funds of the servicing entity shall be advanced in cases where there is an
	overdraft in an investor's or a mortgagor's account.

3.	Each custodial account shall be maintained at a federally insured depository
	institution in trust for the applicable investor.

4.	Escrow funds held in trust for a mortgagor shall be returned to the
	mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II. MORTGAGE PAYMENTS

1.	Mortgage payments shall be deposited into the custodial bank accounts and
	related bank clearing accounts within two business days of receipt.

2.	Mortgage payments made in accordance with the mortgagor's loan documents
	shall be posted to the applicable mortgagor records within two business days of receipt.

3.	Mortgage payments shall be allocated to principal, interest, insurance,
	taxes or other escrow items in accordance with the mortgagor's loan documents.

4.	Mortgage payments identified as loan payoffs shall be allocated in accordance
	with the mortgagor's loan documents.

III. DISBURSEMENTS

1.	Disbursements made via wire transfer on behalf of a mortgagor or investor
	shall be made only by authorized personnel.

2.	Disbursements made on behalf of a mortgagor or investor shall be posted
	within two business days to the mortgagor's or investor's records maintained
	by the servicing entity.

3.	Tax and insurance payments shall be made on or before the penalty or
	insurance policy expiration dates, as indicated on tax bills and insurance
	premium notices, respectively, provided that such support has been received
	by the servicing entity at least thirty (30) calendar days prior to these
	dates.

4.	Any late payment penalties paid in conjunction with the payment of any tax
	bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission.

5.	Amounts remitted to investors per the servicer's investor reports shall
	agree with cancelled checks, or other form of payment, or custodial bank statements.

6.	Unused checks shall be safeguarded so as to prevent unauthorized access.

IV. INVESTOR ACCOUNTING AND REPORTING

I.	The servicing entity's investor reports shall agree with, or reconcile to,
	investors' records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V. MORTGAGOR LOAN ACCOUNTING

1.	The servicing entity's mortgage loan records shall agree with, or reconcile
	to, the records of mortgagors with respect to the unpaid principal balance
	on a monthly basis.

2.	Adjustments on ARM loans shall be computed based on the related mortgage
	note and any ARM rider.

3.	Escrow accounts shall be analyzed, in accordance with the mortgagor's loan
	documents, on at least an annual basis.

4.	Interest on escrow accounts shall be paid, or credited, to mortgagors in
	accordance with the applicable state laws.

VI.	DELINQUENCIES

1.	Records documenting collection efforts shall be maintained during the period
	a loan is in default and shall be updated at least monthly. Such records
	shall describe the entity's activities in monitoring delinquent loans
	including, for example, phone calls, letters and mortgage payment
	rescheduling plans in cases where the delinquency is deemed temporary (e.g.,
	illness or unemployment).

VII.	INSURANCE POLICIES

1.	A fidelity bond and errors and omissions policy shall be in effect on the
	servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.